PROXY

                   MICRONETICS WIRELESS, INC.
                       26 Hampshire Drive
                        Hudson, NH  03051

     This Proxy is solicited on behalf of the Board of Directors.

     The undersigned, revoking all proxies, hereby appoints Richard S. Kalin and David Siegel and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Micronetics Wireless, Inc. (the "Company") which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Company to be held on October 7, 1997, at 10:30 A.M. at the offices of Kalin & Banner and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

     The undersigned acknowledges receipt of the Notice of Annual
Meeting, Proxy Statement and the Company's 1997 Annual Report.

     1.   ELECTION OF DIRECTORS

          FOR all nominees listed            WITHHOLD Authority
          below (except as marked            vote for all nominees
          to the contrary below)             listed below

(INSTRUCTION: To withhold authority to vote for an individual nominee, strike a line through such nominee's name in the list below.)

ROY L. BOE, RICHARD S. KALIN, BARBARA MEIRISCH, AND DAVID SIEGEL

     2.   IN THEIR DISCRETION, ON SUCH OTHER MATTERS AS MAY
          PROPERLY COME BEFORE THE MEETING

          FOR            AGAINST             ABSTAIN

     PLEASE SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR Proposals 1 and 2.


Date:                       , 1997




(Signature)



(Signature, if held jointly)


Where stock is registered in the names
of two or more persons ALL should sign.
Signature(s) should correspond exactly
with the name(s) as shown above. Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.


     Requests for copies of proxy materials, the Company's Annual Report for its fiscal year ended March 31, 1997 on Form 10-KSB should be addressed to Shareholder Relations, Micronetics Wireless, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051. This material will be furnished without charge to any shareholder requesting it.

                  MICRONETICS WIRELESS, INC.
                    (a Delaware corporation)

                  Notice of 1997 Annual Meeting
                   of Shareholders to be held
               at 10:30 A.M. on October 7, 1997


To the Shareholders of
MICRONETICS WIRELESS, INC.:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Meeting") of MICRONETICS WIRELESS, INC. (the "Company") will be held on October 7, 1997 at 10:30 a.m. at the offices of Kalin & Banner, 757 Third Avenue - 7th Floor, New York, NY 10017 to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

     1.   Election of four directors; and

     2. Such other matters as may properly come before the Meeting.

     The Board of Directors has fixed August 15, 1997 at the close of business, as the record date for the determination of shareholders entitled to vote at the Meeting, and only holders of shares of Common Stock of the Company of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

     A complete list of shareholders entitled to vote at the Meeting shall be available for examination by any shareholder, for any purpose germane to the Meeting, during ordinary business hours from September 1, 1997 until the Meeting at the offices of the Company. The list will also be available at the Meeting.

     Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

                                   By Order of the Board of
                                   Directors

                                   Donna Hillsgrove, Secretary

Date:  September 1, 1997

Request for additional copies of proxy material and the Company's
Annual Report for its fiscal year ended March 31, 1997 should be addressed to Shareholder Relations, Micronetics Wireless, Inc., 26 Hampshire Drive, Hudson, NH 03051. This material will be furnished without charge to any shareholder requesting it.

                   MICRONETICS WIRELESS, INC.
                       26 Hampshire Drive
                        Hudson, NH  03051

                         Proxy Statement

     The enclosed proxy is solicited by the management of Micronetics Wireless, Inc. (the "Company") in connection with the 1997 Annual Meeting of Shareholders (the "Meeting") to be held on October 7, 1997 at 10:30 A.M. at the offices of Kalin & Banner,
757 Third Avenue - 7th Floor, New York, NY 10017 and any adjournment thereof. The Board of Directors has set August 15, 1997 as the record date for the determination of shareholders entitled to vote at the Meeting. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

     The proxy will be voted in accordance with your directions as to:

     (1) The election of the four persons listed herein as directors of the Company; and

     (2) Such other matters as may properly come before the Meeting.

     In the absence of direction, the proxy will be voted in favor of management's proposals.

     The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, which represent an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the costs of supplying necessary additional copies of the solicitation materials and the Company's Annual Report to Shareholders for its fiscal year ended March 31, 1997 (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Reports to such beneficial owners.

     Only shareholders of record of the Company's 3,188,658 shares of Common Stock (the "Common Stock") outstanding at the close of business on August 15, 1997 will be entitled to vote. Each share of Common Stock is entitled to one vote. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum. The proxy statement, the attached notice of meeting, the enclosed form of proxy and the Annual Report are being mailed to shareholders on or about September 1, 1997.

                   1.  ELECTION OF DIRECTORS

     Four directors are to be elected by a majority of the votes cast at the Meeting, each to hold office until the next Annual Meeting of Shareholders and until his or her respective successor is elected and qualifies. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:

                Roy L. Boe
                Richard S. Kalin
                Barbara Meirisch
                David Siegel

     Management has no reason to believe that any nominee will be unable to serve. In the event that any nominee becomes unavailable, the proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

     The following table sets forth certain information as to the persons nominated for election as directors of the Company at the
Meeting:
                         Position with            Director
Name                Age   the Company               Since

Richard S. Kalin    42   Chief Executive Officer, April 1987
                         Chairman, President,
                         and Director

Roy L. Boe          66   Director                 January 1994

Barbara Meirisch    55   Director                 September 1996

David Siegel        69   Director                 April 1987

     Mr. Richard S. Kalin was appointed Chief Executive Officer in January 1992 and Chairman of the Board in June 1989. Prior thereto he had been Secretary and a director of the Company since April 1987. Mr. Kalin is also Secretary and a director of Pentech International, Inc., a manufacturer and distributor of stationery products and Wanderlust Interactive, Inc., an interactive, multimedia publisher. He has also been engaged in the private practice of law since 1978, and currently is a partner of Kalin & Banner, counsel to the Company.

     Mr. Roy L. Boe has been a director of the Company since January 1994. Mr. Boe is President of the Worcester IceCats, a professional ice hockey team located in Worcester, Massachusetts since April 1994. He is also a director of Pentech International, Inc., a company engaged in the distribution of writing instruments.

     Ms. Barbara Meirisch has been a director of the Company since September 1996. Her most recent assignment at AT&T was from January 1990 to January 1996 as a Director of Public Relations in Advertising for the Network Wireless Systems Business Unit, where she had responsibility for developing wireless communication strategies for domestic and international operations and media relations. Presently, she is a strategic marketing consultant for communication companies.

     Mr. David Siegel has been a director of the Company since April 1987. Mr. Siegel is also Chairman of the Board of Directors of Surge Components, Inc., a distributor of passive electronic components, a director of Kent Electronics, Inc., a manufacturer of electronic cable assemblies and a distributor of electronic components and a director of Nu Horizons Electronics Corp., a distributor of electronic components.

     Directors serve until the next annual meeting of stockholders and until their respective successors are elected and qualify.

     During the fiscal year ended March 31, 1997 ("Fiscal 1997"), the Board of Directors held one meeting during Fiscal 1997 and acted five times by unanimous consent.

OTHER EXECUTIVE OFFICERS

     Mr. David Robbins, 33, was appointed Senior Vice President and C.O.O. in March 1997. He was appointed Chief Technical Officer during Fiscal 1997. He has been employed by the Company in various capacities since February 1992.

     Ms. Donna Hillsgrove, 48, was appointed Secretary and
Treasurer of the Company in January 1994. Prior to that time she was Controller of the Company. She has been employed by the Company since April 1992.

     Mr. Robert Delitta, 36, was appointed Vice President - Manufacturing in August 1989. He has been employed by the Company in various capacities since July 1987.

     Mr. Stuart Bernstein, 38, was appointed Vice President of VCO Sales in September 1996. Prior to that time, he was Purchasing
Manager of the Company from November 1994. He has been employed by the Company in various capacities since 1990.

    Ms. Catherine Marino, 32, was appointed Assistant Vice President of Manufacturing in September 1996. She has been employed by the Company in various capacities since June 1984, including a position as Manufacturing Manager since 1992.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF
1934

     During Fiscal 1997, Mr. Stuart Bernstein and Ms. Catherine Marino, upon their appointments as Vice President of VCO Sales and Assistant Vice President of Manufacturing, respectively, did not timely file Form 3's to list their ownership of securities. These forms were subsequently filed.

EXECUTIVE COMPENSATION

     The following table sets forth information relating to the cash compensation received by the Company's President. None of the Company's officers had cash compensation in Fiscal 1997 of more than $100,000 per year. No executive officer received benefits in excess of ten percent of their cash compensation.

                        SUMMARY COMPENSATION TABLE
                                                  Long
                                        Other     Term
                         Annual         Annual    Compen-
Name and                 Com-           Compen-   sation/       Other
Principal      Fiscal    pensation      sation    Option        Compen-
Position       Year      Salary ($)     Bonus ($) Grants        sation

Richard        1997      52,649(1)        -        25,000     6,195(3)
  S. Kalin,    1996      72,289(1)        -        85,000(2)  6,015(3)
  Chairman     1995      59,324(1)        -        25,000(2)  6,000(3)
  and
  President


(1) Includes $22,533 in legal fees and disbursements to Kalin & Banner, of which Mr. Kalin is a partner in Fiscal 1997, $42,289 of such fees in Fiscal 1996 and $29,324 of such fees in Fiscal 1995. Does not include $24,000 in fees paid to Makenzie Communications, an advertising agency owned by Mr. Kalin's wife, during each of Fiscal 1995 and Fiscal 1996, and $30,000 during Fiscal 1997, as to which Mr. Kalin disclaims beneficial ownership.

(2) Includes 35,000 long term compensation/option grants granted to Mr. Kalin's wife in Fiscal 1996 and 25,000 of such option grants in Fiscal 1995 as to which Mr. Kalin disclaims beneficial ownership.

(3) Includes expenses relating to furnishing Mr. Kalin an automobile.

EMPLOYMENT AGREEMENT

     On September 19, 1996, Mr. Richard S. Kalin entered into an employment agreement (the "Agreement") with the Company. The Agreement terminates September 19, 2001, unless terminated earlier. The base salary commences at $50,000 per annum. As additional compensation, Mr. Kalin receives three percent (3%) of the Company's pre-tax profits up to the levels reported in the prior fiscal year and five percent (5%) of any such profits in excess of such amount. The Agreement also provides for a monthly $500 automobile allowance.

STOCK OPTION PLANS

     In August 1987, the Company adopted and the shareholders approved an Incentive Stock Option Plan (the "ISO Plan") pursuant to which options to purchase up to an aggregate of 100,000 shares of Common Stock may be granted to all employees, officers and directors of the Company (there are currently 40 employees, officers and directors of the Company). In June 1989, the ISO Plan was amended to increase the number of shares of Common Stock which may be granted under the ISO Plan to 200,000. Such options are intended to qualify as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code. In August 1987, the Company also adopted and the shareholders approved an Executive Stock Option Plan (the "ESO Plan") pursuant to which options to purchase up to an aggregate of 100,000 shares of Common Stock may
be granted.   On April 14,  1994, the Company adopted a 1994 Stock
Option Plan (the "1994 Plan") and readopted it on July 18, 1995 pursuant to which options to purchase up to 300,000 shares of Common Stock may be granted to employees, consultants, advisors and/or directors. On January 18, 1996, the Company adopted a 1996 Stock Option Plan (the "1996 Plan") pursuant to which options to purchase up to 300,000 shares of Common Stock may be granted to employees, consultants, advisors and/or directors. Options granted pursuant to the 1994 Plan and 1996 Plan may be incentive options or non-qualified options as such terms are defined in the Internal Revenue Code of 1986, as amended (The ISO Plan, the ESO Plan, and the 1994 Plan and the 1996 Plan are referred to collectively as the "Plans").

     The Plans are administered by the Board of Directors which has the authority to determine the persons to whom the options may be granted, the number of shares of Common Stock to be covered by each option, the time or times at which the options may be granted or exercised and for the most part, the terms and provisions of the options. Options granted under the ESO Plan, in addition to employees, may be granted to directors or consultants to the Company. The exercise price of options granted under the ISO Plan, the 1994 Plan and the 1996 Plan may not be less than the fair market value of the shares of Common Stock on the date of grant (110% of such price if granted to a person owning in excess of ten percent of the Company's securities). Options granted under the ISO Plan may not be granted more than ten years from the date of adoption of the ISO Plan, nor may options be exercised more than ten years from the date of grant (five years if granted to a person owning in excess of ten percent of the Company's securities). Options granted under the 1994 Plan and the 1996 Plan may not be granted more than ten years from the date of adoption of the 1994 Plan and the 1996 Plan, nor may options be exercised more than ten years from the date of grant.

     The following is information with respect to the persons or classes of people who have been granted options under the Plans
(except as otherwise set forth) during Fiscal 1997:

                  OPTION GRANTS IN FISCAL 1997

                              Percent
                              of Total
                              Options
                    Options   Granted in     Exercise  Expiration
Name                Granted   Fiscal Year    Price ($)    Date

Richard S. Kalin    25,000    12.89%         1.875      9/12/01

Roy L. Boe(1)       10,000     5.15%         1.875      9/12/01

Barbara Meirisch(1) 10,000     5.15%         1.875      9/12/01

David Siegel(1)     10,000     5.15%         1.875      9/12/01

Stuart Bernstein(1) 10,000     5.15%         1.875      9/12/01

Catherine Marino(1)  5,000     2.57%         1.875      9/12/01

(1) Pursuant to 1996 Stock Option Plan

              AGGREGATED OPTION EXERCISES IN LAST FISCAL
             YEAR AND FISCAL YEAR-END (FYE) OPTION VALUES

                                        Number of
                                        Securities     Value of
                                        Underlying     Unexercised
                                        Unexercised    In-the-Money
             Shares                     Options        Options
             Acquired                   At FYE (#)     At FYE ($)
                On       Value          Exercisable/   Exercisable/
Name         Exercise    Realized ($)   Unexercisable Unexercisable(1)

Richard
  S. Kalin     53,720        75,048     135,000/0       46,775/0

Robert
 Delitta       10,000        14,375      31,000/42,000  24,875/13,500


(1) Represents fair market value of Common Stock at March 31, 1997 of $2.0625 as reported by NASDAQ, less the exercise price.

COMPENSATION OF DIRECTORS

     Directors not employed by the Company are compensated as consultants for the time spent on Company matters, including attendance at directors' and other meetings. During Fiscal 1997, Mr. Siegel received $750, Mr. Boe received $750 and Ms. Meirisch received
$16,687.50 as consultant fees. Each director also received a grant of options during Fiscal 1997. See "Stock Option Plans" above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth as of July 18, 1997 the number of shares of Common Stock held of record or beneficially (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding shares of the Common Stock, (ii) by each director and (iii) by all officers and directors as a group:

                         Number of      Percent of
Names and Address        Shares Owned   Outstanding Shares

Richard S. Kalin           941,800(1)        28.12%
One Oak Forest Lane
Mendham, NJ  07945

David Siegel               274,770(2)         8.27%
2488 Horace Court
Bellmore, New York  11710

Roy L. Boe                  69,970(3)         2.16%
c/o Micronetics Wireless,
  Inc.
26 Hampshire Drive
Hudson, NH 03051

Kenneth Pasternak(4)       202,500            6.4%
99 Rose Avenue
Woodcliff Lake, NJ  07675

Barbara Meirisch            19,500(5)         (7)
17 Woods End Road
West Orange, NJ  07052

All Officers and         1,438,315           39.18%
 Directors as a group    (1)(2)(3)(5)(6)
(nine persons)


(1) Includes 100,000 shares of Common Stock held in his retirement accounts and options to purchase an aggregate of 135,000 shares of Common Stock at exercise prices ranging from $1.06 to $2.25 per share. Also includes 414,850 shares of Common Stock and options to purchase an aggregate of 60,000 shares of Common Stock owned by his wife.

(2) Includes 53,050 shares of Common Stock owned of record by RJW Trading Corp., a personal holding company 100% owned by Mr. Siegel and members of his family, 14,970 shares of Common Stock held in his retirement account, 18,750 shares of Common Stock owned by his wife, options to purchase an aggregate of 135,000 shares of Common Stock exercisable at prices ranging from $.625 to $2.25 per share.

(3) Includes options to purchase an aggregate of 45,000 shares of Common Stock at an exercise price range between $1.875 and $1.25 per share. Also includes 24,970 shares of Common Stock owned by his wife, Betty Boe.

(4) Based on information furnished to the Company on Form 13D dated February 25, 1995.

(5) Includes an option to purchase an aggregate of 10,000 shares of Common Stock exercisable at $1.875.

(6) Includes options to purchase 132,075 shares of Common Stock that are issuable upon exercise within sixty days at an average exercise price of approximately $1.67 per share and an additional 200 shares owned by officers of the Company who are not also directors.

(7)  Less than 1%.

                           2.  OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Paul C. Roberts, an independent certified public accountant, auditor of its Fiscal 1997 financial statements, as the auditor of the financial statements of the Company for its current fiscal year ending March 31, 1998. Mr. Roberts has been invited to the Meeting, but it is uncertain whether he will attend. If he does, he will be given the opportunity to make a statement and to answer questions any shareholders may have.

SHAREHOLDER'S PROPOSALS

     Any shareholder of the Company who wishes to present a proposal to be considered at the next annual meeting of shareholders of the Company and who wishes to have such proposal presented in the Company's Proxy Statement for such meeting must deliver such proposal in writing to the Company at 26 Hampshire Drive, Hudson, NH 03051 on or before May 8, 1998.

                         By Order of the Board of Directors



                         Donna M. Hillsgrove,
                         Secretary

Dated:  September 1, 1997









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